Exhibit 10.3

STOCK APPRECIATION RIGHTS AGREEMENT

WATERS INSTRUMENTS, INC.
2004 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this          day of                         , 20      , by and between Waters Instruments, Inc., a Minnesota corporation (the “Company”), and                                      (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is a consultant or advisor to, or director, key employee or officer of the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant a stock appreciation right to Participant to pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a stock appreciation right to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $          per share;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.                                      Grant of SAR.  The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), stock appreciation rights (the “SAR”) with respect to an aggregate of                                                (                ) shares of Common Stock at an exercise price of $           per share on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 13 of the Plan.  [This SAR is granted in tandem with the                              Option granted to Participant on                       , 20       (the “Option”).]

2.                                      Duration and Exercisability.

a.                                       General.  The term during which this SAR may be exercised shall terminate on                             ,       , except as otherwise provided in Paragraphs 2(b) through 2(d) below.  This SAR shall become exercisable according to the following schedule:

Vesting Date	Cumulative Percentage of Shares Vested

Once this SAR becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Participant may continue to exercise this SAR under the terms and conditions of this Agreement until the termination of this SAR as provided herein.  If Participant does not exercise this SAR for the full number of shares which have become exercisable, Participant may, prior to this SAR’s termination, exercise such unexercised rights in addition to those rights Participant otherwise becomes entitled to exercise.

b.                                      Termination of Employment (other than Disability or Death).  If Participant’s employment or other relationship with the Company or any Subsidiary is terminated for any reason other than disability or death, this SAR shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment or other relationship, and (ii) the expiration date of this SAR stated in Paragraph 2(a) above.  In such period following the termination of Participant’s employment or other relationship, this SAR shall be exercisable only to the extent this SAR was exercisable on the vesting date immediately preceding such termination of employment or other relationship, but had not previously been exercised.  To the extent this SAR was not exercisable upon such termination of employment, or if Participant does not exercise this SAR within the time specified in this Paragraph 2(b), all rights of Participant under this SAR shall be forfeited.

c.                                       Disability.  If Participant’s employment or other relationship terminates because of disability (as defined in Code Section 22(e), or any successor provision), this SAR shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment, and (ii) the expiration date of this SAR stated in Paragraph 2(a) above.  In such period following the termination of Participant’s employment or other relationship, this SAR shall be exercisable only to the extent this SAR was exercisable on the vesting date immediately preceding such termination of employment or other relationship, but had not previously been exercised.  To the extent this SAR was not exercisable upon such termination of employment or other relationship, or if Participant does not exercise this SAR within the time specified in this Paragraph 2(c), all rights of Participant under this SAR shall be forfeited.

d.                                      Death.  In the event of Participant’s death, this SAR shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the date of Participant’s death, and (ii) the expiration date of this SAR stated in Paragraph 2(a) above.  In such period following Participant’s death, this SAR shall be exercisable by the person or persons to whom Participant’s rights under this SAR shall have passed by Participant’s will or by the laws of descent and distribution only to the extent this SAR was exercisable on the vesting date immediately preceding the date of Participant’s death, but had not previously been exercised.  To the extent this SAR was not exercisable upon the date of Participant’s death, or if such person or persons do not exercise this SAR within the time specified in this Paragraph 2(d), all rights under this SAR shall be forfeited.

3.                                      Manner of Exercise; Payment.

a.                                       General.  This SAR may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which this SAR is being exercised.  The exercise of this SAR shall be deemed effective upon receipt of such notice by the Company.  This SAR may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the term of this SAR as provided herein.

b.                                      Form of Payment.  Upon the exercise of all or a portion of this SAR, Participant shall be entitled to payment equal to (i) the excess of (A) the per share Fair Market Value of the Company’s Common Stock as of the date of exercise over (B) the per share exercise price specified in Paragraph 1 above, multiplied by (ii) the number of shares specified in the Participant’s notice of exercise.  Such payment may be made in cash, shares of Stock, or any combination thereof, as determined by the Administrator.

[c.                                   Cancellation of Option or SAR.  Notwithstanding anything in this Agreement to the contrary, the exercise of all or a portion of this SAR shall result in the cancellation of the corresponding right to purchase a like number of shares under the Option, and the exercise of all or a portion of the Option shall result in the cancellation of the corresponding right to exercise this SAR for a like number of shares.  The Participant may not simultaneously exercise this SAR for a corresponding number of shares purchased through the exercise of the Option.]

4.                                      Miscellaneous.

a.                                       Employment; Rights as Shareholder.  This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate such employment.  Participant shall have no rights as a shareholder with respect to shares subject to this SAR until such shares, if any, have been issued to Participant.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 13 of the Plan.

b.                                      Securities Law Compliance.  The exercise of all or any parts of this SAR shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock, if any, pursuant to such exercise will not violate any state or federal securities or other laws.  Participant may be required by the Company, as a condition of the effectiveness of any exercise of this SAR, to agree in writing that any Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

c.                                       Mergers, Recapitalizations, Stock Splits, Etc.  Pursuant and subject to Section 13 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of this SAR (i.e., Participant shall have such “anti-dilution” rights under this SAR with respect to such events, but shall not have “preemptive” rights).

d.                                      Shares Reserved.  The Company shall at all times during the term of this SAR reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

e.                                       Withholding Taxes.  In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.  Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part by delivering shares of Common Stock of having a fair market value equal to the minimum amount required to be withheld for tax purposes.  Participant’s election to deliver shares for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Participant’s election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

f.                                         Nontransferability.  During the lifetime of Participant, this SAR shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

g.                                      2004 Equity Incentive Plan.  The SAR evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  All defined terms of the Plan shall have the same meaning when used in this Agreement.  The Plan governs this SAR and the Participant and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

h.                                      Lockup Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

i.                                          Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Participant pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

j.                                          Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) of this Agreement.

k.                                       Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(f) above.

l.                                          Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years.  If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WATERS INSTRUMENTS, INC.

By:
Its:

Participant